CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Post-effective Amendment No. 4 to Form S-3 File No. 33-97490), and related Prospectus of PMC-Sierra, Inc. for the registration of 571,762 shares of its Common Stock of our report dated January 22, 1997, with respect to the consolidated financial statements and schedule of PMC-Sierra, Inc. (formerly Sierra Semiconductor Corporation) included in its Annual Report on (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP



San Jose, California
August 25, 1997